Exhibit 99.1

FOR IMMEDIATE RELEASE

FuelCell Energy Reports Third Quarter Results

and Business Highlights

•	Record quarterly revenue of $54 million

•	Record gross margin

•	Marketing agreement with NRG Energy, including power purchase agreement model

•	Construction of multi-megawatt fuel cell parks on track in Connecticut and South Korea

DANBURY, CT – September 4, 2013 — FuelCell Energy, Inc. (Nasdaq: FCEL), a global leader in the design, manufacture, operation and service of ultra-clean, efficient and reliable fuel cell power plants, today reported results for its third quarter ended July 31, 2013 along with an update on key business highlights.

Financial Results

FuelCell Energy (the Company) reported total revenues for the third quarter of 2013 of $53.7 million compared to $29.7 million for the third quarter of 2012, an increase of 81 percent.

Product sales for the third quarter of 2013 totaled $45.4 million including $39.4 million of power plant revenue and fuel cell kit sales, and $6.0 million of power plant component sales and installation services. For the comparable prior year period, product sales totaled $21.0 million including $17.8 million of power plant revenues and fuel cell kit sales and $3.2 million of power plant component sales and installation services.

Service and license revenues for the third quarter of 2013 totaled $3.7 million compared to $6.5 million for the comparable prior year period. Service revenue from scheduled module exchanges is recognized at the time of the module exchange whereas the remaining portion of service revenue from long term service agreements is recognized ratably over the life of the service contract. Service revenue declined year-over-year as there were no scheduled module exchanges under long term service agreements in the third quarter of 2013 compared to approximately $3.0 million of service revenue recognized in third quarter of 2012 from module exchange actions. Service revenue is expected to trend higher in subsequent quarters along with the growing installed base, including for example, service revenue for the Bridgeport fuel cell park that is expected to begin being recognized in calendar year 2013 once the park is commissioned.

Advanced technologies contract revenue was $4.6 million for the third quarter of 2013 compared to $2.1 million for the third quarter of 2012 with the increase primarily due to solid oxide fuel cell development programs, particularly the unmanned aerial program with Boeing included from the acquisition of Versa Power Systems in the first quarter of 2013.

Backlog totaled $380.8 million at July 31, 2013 compared to $172.0 million at July 31, 2012.

•	Product sales backlog was $199.6 million at July 31, 2013 compared to $75.7 million at July 31, 2012 with the year-over-year increase due to the fuel cell kit order by POSCO Energy announced in October 2012 and the Bridgeport fuel cell park project announced in December 2012. Product backlog in megawatts totaled 123.0 MW at July 31, 2013 compared to 42.9 MW at July 31, 2012.

FUELCELL ENERGY THIRD QUARTER 2013 RESULTS	PAGE 2

•	Service backlog was $163.0 million at July 31, 2013 compared to $82.5 million at July 31, 2012. The service contract for the Bridgeport fuel cell park project accounted for a significant portion of the growth year-over-year.

•	Advanced technologies contracts backlog was $18.2 million at July 31, 2013 compared to $13.8 million at July 31, 2012.

The gross profit generated in the third quarter of 2013 totaled $4.5 million compared to a gross loss of $2.7 million incurred in the third quarter of 2012. The record third quarter 2013 gross margin of 8.4 percent was driven by improved overhead absorption from higher production levels combined with a sales mix that included power plants along with fuel cell kits.

Loss from operations for the third quarter of 2013 was $4.6 million compared to $10.5 million for the third quarter of 2012. Execution of strategic initiatives including expenditures to develop the European market for fuel cell power plants and expand market opportunities for fuel cell solutions including commercializing solid oxide fuel cell technology resulted in the increase in operating expenses in the third quarter of 2013 compared to the third quarter of 2012.

Net loss attributable to common shareholders for the third quarter of 2013 totaled $6.4 million, or $0.03 per basic and diluted share, compared to $10.7 million or $0.06 per basic and diluted share in the third quarter of 2012.

Year-to-Date 2013

For the nine months ended July 31, 2013, the Company reported revenue of $132.5 million compared to $85.2 million for the prior year period. Product sales were $108.9 million compared to $65.9 million for the prior year period. Service agreement and license revenues were $12.8 million compared to $13.4 million for the prior year period. Advanced technologies contract revenues totaled $10.8 million, compared to $5.9 million for the prior year period.

For the nine months ended July 31, 2013, gross profit was $4.5 million compared to a gross loss of $0.4 million for the nine months ended July 31, 2012. The gross margin for the current period was 3.4 percent. A charge of approximately $2.1 million was incurred in the first quarter of 2013 related to a select number of fuel cell modules requiring repair, which negatively impacted financial results for the nine months ended July 31, 2013 compared to the prior year period.

Loss from operations for the nine months ended July 31, 2013 was $22.9 million, compared to $23.7 million for the nine months ended July 31, 2012. The year-over-year change in operating expenses includes increased business development expenditures for the North American and European markets and consolidating Versa Power Systems after its acquisition by the Company. As a percentage of sales, total operating expenses decreased from 27.3 percent for the nine months ended July 31, 2012 to 20.6 percent for the nine months ended July 31, 2013 from the leverage of existing sales and services infrastructure that supports higher revenue levels.

Net loss attributable to common shareholders for the nine months ended July 31, 2013 was $27.1 million or $0.14 per basic and diluted share, compared to $26.6 million or $0.17 per basic and diluted share for the prior year period.

FUELCELL ENERGY THIRD QUARTER 2013 RESULTS	PAGE 3

Cash and cash equivalents

Cash and cash equivalents plus restricted cash totaled $91.4 million at July 31, 2013. Total cash on the balance sheet increased by $19.7 million, which includes net proceeds of $35.5 million from the issuance of convertible notes during the quarter, off-set by cash used in operating activities of $14.0 million and capital expenditures of $1.5 million and preferred dividend payments and other net activity totaling $1.3 million. Depreciation expense for the quarter was $1.0 million.

On June 20, 2013, the Company issued $38.0 million principal amount of 8.00% Senior Unsecured Convertible Notes (“Notes”) due June 15, 2018. Interest is payable semi-annually in arrears, beginning December 15, 2013. The Notes are convertible into shares of the Company’s common stock at a conversion rate of 645.1613 shares of common stock per $1,000 principal amount of convertible notes, equivalent to a conversion price of approximately $1.55 per share of common stock. The net proceeds were approximately $35.5 million, after deducting underwriting discounts, commissions and offering expenses.

Business Highlights and Strategy Execution

Operations update

“Our margins are expanding from higher production levels as fixed costs are absorbed by the greater sales volume and cost reductions flow through the financial statements,” said Chip Bottone, President and Chief Executive Officer, FuelCell Energy, Inc.

After increasing the production level during the second quarter of 2013, the Company maintained an annual production run-rate at the Torrington, Connecticut production facility of 70.8 megawatts (MW) during the third quarter of 2013, producing 17.7 MW of fuel cell components for fuel cell kits and fuel cell power plants.

FuelCell Energy Solutions GmbH announced a milestone during the third quarter of 2013 with the completion of the first fuel cell stack at the German manufacturing facility. The stack is part of the power plant being installed in Berlin, Germany for a Federal Ministry office complex, reinforcing the localization aspect of the business model that enables local job creation to support local demand.

Commissioning has started at the 14.9 MW Bridgeport fuel cell park for two of the five power plants. Power production is beginning in stages during the testing and commissioning period. The inter-connection work to connect the fuel cell park to the electric grid via three existing substations is ahead of schedule and the fuel cell park remains on schedule to deliver full power by the end of calendar year 2013.

The 59 MW fuel cell park in Hwasung City, South Korea that is under construction by POSCO Energy, has begun producing power as individual power plants are commissioned in stages. The site is currently generating approximately 29 MW of ultra-clean power for the electric grid and heat for a district heating system. The fuel cell park is expected to be at full power by the end of 2013 or early 2014.

Market Update

“The co-marketing agreement announcement with NRG Energy, the largest independent power producer in North America, leverages our resources and is expected to lead to meaningful order flow,” said Mr. Bottone. “The agreement includes a power purchase agreement model for customers that prefer a pay-as-you-go option whereby NRG Energy will own the power plant and sell the ultra-clean power and high quality heat to the customer.”

The Co-Marketing Agreement with NRG Energy (NYSE: NRG) adds an important new sales channel for the marketing and sale of FuelCell Energy power plants. NRG will market the power plants to its customer base and FuelCell Energy is expected to install, operate and maintain each power plant.

FUELCELL ENERGY THIRD QUARTER 2013 RESULTS	PAGE 4

Cautionary Language

This news release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements with respect to the Company’s anticipated financial results and statements regarding the Company’s plans and expectations regarding the continuing development, commercialization and financing of its fuel cell technology and business plans. All forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Factors that could cause such a difference include, without limitation, changes to projected deliveries and order flow, changes to production rate and product costs, general risks associated with product development, manufacturing, changes in the regulatory environment, customer strategies, unanticipated manufacturing issues that impact power plant performance, changes in critical accounting policies, potential volatility of energy prices, rapid technological change, competition, and the Company’s ability to achieve its sales plans and cost reduction targets, as well as other risks set forth in the Company’s filings with the Securities and Exchange Commission. The forward-looking statements contained herein speak only as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statement to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which any such statement is based.

About FuelCell Energy

Direct FuelCell® power plants are generating ultra-clean, efficient and reliable power at more than 50 locations worldwide. With more than 300 megawatts of power generation capacity installed or in backlog, FuelCell Energy is a global leader in providing ultra-clean baseload distributed generation to utilities, industrial operations, universities, municipal water treatment facilities, government installations and other customers around the world. The Company’s power plants have generated more than 1.7 billion kilowatt hours of ultra-clean power using a variety of fuels including renewable biogas from wastewater treatment and food processing, as well as clean natural gas. For more information, please visit www.fuelcellenergy.com

See us on YouTube

Direct FuelCell, DFC, DFC/T, DFC-H2 and FuelCell Energy, Inc. are all registered trademarks of FuelCell Energy, Inc. DFC-ERG is a registered trademark jointly owned by Enbridge, Inc. and FuelCell Energy, Inc.

Conference Call Information

FuelCell Energy management will host a conference call with investors beginning at 10:00 a.m. Eastern Time on September 5, 2013 to discuss the third quarter 2013 results. An accompanying slide presentation for the earnings call will be available at http://fcel.client.shareholder.com/events.cfm immediately prior to the call.

Participants can access the live call via webcast on the Company website or by telephone as follows:

•	The live webcast of this call will be available on the Company website at www.fuelcellenergy.com. To listen to the call, select ‘Investors’ on the home page, then click on ‘events & presentations’ and then click on ‘Listen to the webcast’

•	Alternatively, participants in the U.S. or Canada can dial 877-303-7005

•	Outside the U.S. and Canada, please call 678-809-1045

•	The passcode is ‘FuelCell Energy’

FUELCELL ENERGY THIRD QUARTER 2013 RESULTS	PAGE 5

The webcast of the conference call will be available on the Company’s Investors’ page at www.fuelcellenergy.com. Alternatively, the replay of the conference call will be available approximately two hours after the conclusion of the call until midnight Eastern Time on September 9, 2013:

•	From the U.S. and Canada please dial 855-859-2056

•	Outside the U.S. or Canada please call 404-537-3406

•	Enter confirmation code 34803853

Contact:

FuelCell Energy, Inc.

Kurt Goddard, Vice President Investor Relations

203-830-7494

ir@fce.com

# # # #

FUELCELL ENERGY THIRD QUARTER 2013 RESULTS	PAGE 6

FUELCELL ENERGY, INC.

Consolidated Balance Sheets

(Unaudited)

(Amounts in thousands, except share and per share amounts)

	July 31, 2013	October 31, 2012
ASSETS
Current assets:
Cash and cash equivalents—unrestricted	$81,359	$46,879
Restricted cash and cash equivalents – short-term	5,053	5,335
License fee receivable	—	10,000
Accounts receivable, net	40,350	25,984
Inventories, net	47,233	47,701
Other current assets	8,282	4,727

Total current assets	182,277	140,626
Restricted cash and cash equivalents – long-term	4,950	5,300
Property, plant and equipment, net	22,466	23,258
Goodwill	4,055	—
Intangible assets	9,592	—
Investment in and loans to affiliate	—	6,115
Other assets, net	14,377	16,186

Total assets	$237,717	$191,485

LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$4,403	$5,161
Accounts payable	21,952	12,254
Accounts payable due to affiliate	—	203
Accrued liabilities	19,398	20,265
Deferred revenue	55,846	45,939
Preferred stock obligation of subsidiary	1,046	1,075

Total current liabilities	102,645	84,897
Long-term deferred revenue	20,443	15,533
Long-term preferred stock obligation of subsidiary	13,310	13,095
Long-term debt and other liabilities	50,036	3,975

Total liabilities	186,434	117,500

Redeemable preferred stock (liquidation preference of $64,020 at July 31, 2013 and October 31, 2012)	59,857	59,857
Total (deficit) equity:
Shareholders’ (deficit) equity
Common stock ($.0001 par value; 275,000,000 shares authorized; 192,054,464 and 185,856,123 shares issued and outstanding at July 31, 2013 and October 31, 2012, respectively)	19	18
Additional paid-in capital	753,300	751,256
Accumulated deficit	(761,489)	(736,831)
Accumulated other comprehensive income	79	66
Treasury stock, Common, at cost (5,679 shares at July 31, 2013 and October 31, 2012)	(53)	(53)
Deferred compensation	53	53

Total shareholders’ (deficit) equity	(8,091)	14,509
Noncontrolling interest in subsidiaries	(483)	(381)

Total (deficit) equity	(8,574)	14,128

Total liabilities and equity	$237,717	$191,485

FUELCELL ENERGY THIRD QUARTER 2013 RESULTS	PAGE 7

FUELCELL ENERGY, INC.

Consolidated Statements of Operations

(unaudited)

(Amounts in thousands, except share and per share amounts)

	Three Months Ended July 31,
	2013	2012
Revenues:
Product sales	$45,441	$21,023
Service agreement and license revenues	3,706	6,546
Advanced technologies contract revenues	4,560	2,124

Total revenues	53,707	29,693

Costs of revenues:
Cost of product sales	41,523	22,433
Cost of service agreement revenues	3,427	7,888
Cost of advanced technologies contract revenues	4,235	2,110

Total cost of revenues	49,185	32,431

Gross profit (loss)	4,522	(2,738)
Operating expenses:
Administrative and selling expenses	5,203	4,580
Research and development expenses	3,913	3,193

Total operating expenses	9,116	7,773

Loss from operations	(4,594)	(10,511)
Interest expense	(1,078)	(544)
Loss from equity investment	—	(42)
License fee and royalty income	—	422
Other income (expense), net	(162)	656

Loss before benefit for income taxes	(5,834)	(10,019)
Benefit for income taxes	20	9

Net loss	(5,814)	(10,010)
Net loss attributable to noncontrolling interest	202	88

Net loss attributable to FuelCell Energy, Inc.	(5,612)	(9,922)
Preferred stock dividends	(800)	(800)

Net loss attributable to common shareholders	$(6,412)	$(10,722)

Loss per share basic and diluted
Basic	$(0.03)	$(0.06)
Diluted	$(0.03)	$(0.06)
Weighted average shares outstanding
Basic	192,051,578	185,906,834
Diluted	192,051,578	185,906,834

FUELCELL ENERGY THIRD QUARTER 2013 RESULTS	PAGE 8

FUELCELL ENERGY, INC.

Consolidated Statements of Operations

(unaudited)

(Amounts in thousands, except share and per share amounts)

	Nine Months Ended July 31,
	2013	2012
Revenues:
Product sales	$108,881	$65,882
Service agreement and license revenues	12,783	13,398
Advanced technologies contract revenues	10,837	5,903

Total revenues	132,501	85,183

Costs of revenues:
Cost of product sales	103,950	63,932
Cost of service agreement revenues	13,816	16,130
Cost of advanced technologies contract revenues	10,210	5,554

Total cost of revenues	127,976	85,616

Gross profit (loss)	4,525	(433)
Operating expenses:
Administrative and selling expenses	16,071	12,346
Research and development expenses	11,315	10,932

Total operating expenses	27,386	23,278

Loss from operations	(22,861)	(23,711)
Interest expense	(2,218)	(1,749)
Income (loss) from equity investment	46	(554)
License fee and royalty income	—	1,258
Other income (expense), net	(267)	438

Loss before provision for income taxes	(25,300)	(24,318)
Provision for income taxes	(22)	(69)

Net loss	(25,322)	(24,387)
Net loss attributable to noncontrolling interest	664	230

Net loss attributable to FuelCell Energy, Inc.	(24,658)	(24,157)
Preferred stock dividends	(2,400)	(2,401)

Net loss attributable to common shareholders	$(27,058)	$(26,558)

Loss per share basic and diluted
Basic	$(0.14)	$(0.17)
Diluted	$(0.14)	$(0.17)
Weighted average shares outstanding
Basic	190,006,331	158,548,998
Diluted	190,006,331	158,548,998